Exhibit 99.2

EMPLOYEE CONFIDENTIALITY AND NON-COMPETITION AGREEMENT
THIS AGREEMENT is made as of December 16, 2014, by the undersigned employee (hereinafter called “Employee”) of American Realty Capital Properties, Inc. (together with all other affiliated and/or related entities of the foregoing, the “Employer'' or the “Company”) a Maryland corporation.

WHEREAS, prior to employment by Employer, Employee understood and agreed that an agreement containing restrictive and other provisions of the type hereinafter set forth would be entered into by Employee as an ancillary part of the taking of such employment and Employee is in fact herein entering into such an agreement;

WHEREAS, Employee understands that at various times Employee may be performing services for the benefit of any one or more of the entities comprising the Employer even though Employee may actually be an employee of only one or less than all of such entities or individuals;

WHEREAS, Employee understands and agrees that Employee will be an employee at will without employment or any right of employment for any fixed or particular time period or term notwithstanding that Employee's compensation arrangements now or in the future may be based upon a stated time period or time basis which will not in any way constitute any agreement or understanding that Employee is or will be employed for that or any other particular time period or for any fixed term, and at all times Employee will remain and be, in fact, an employee at will.

NOW, THEREFORE, with intent to be legally bound, as an ancillary part of the taking of said employment and in consideration thereof, Employee agrees as follows:

1. CONFIDENTIAL AND PROPRIETARY INFORMATION OF EMPLOYER

The Employee recognizes and acknowledges that certain assets of the Employer constitute Confidential Information. The term “Confidential Information” as used in this Agreement shall mean all information which is known only to the Employee or the Employer, other employees of the Employer, or others in a confidential relationship with the Employer, and relating to the Employer's business including, without limitation, information regarding clients, customers, pricing policies, methods of operation, proprietary Employer programs, sales products, profits, costs, markets, key personnel, formulae, product applications, technical processes, and trade secrets, as such information may exist from time to time, which the Employee acquired or obtained by virtue of work performed for the Employer, or which the Employee may acquire or may have acquired knowledge of during the performance of said work. The Employee shall not, during or after the term of Employee's employment with the Company (the “Term”), disclose all or any part of the Confidential information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as may be required pursuant to his employment hereunder, unless and until such Confidential Information becomes publicly available other than as a consequence of the breach by the Employee of his confidentiality obligations hereunder. In the event of the termination of his employment, whether voluntary or involuntary and whether by the Employer or the Employee, the Employee shall deliver to the Employer all documents and data pertaining to the Confidential Information and shall not take with him any documents or data of any kind or any reproductions (in whole or in part) or extracts of any items relating to the Confidential Information.

In the event that the Employee receives a request or is required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose all or any part of 1he Confidential Information, the Employee agrees to (a) promptly notify the Employer in writing of the existence, terms and circumstances surrounding such request or requirement, (b) consult with the Employer on the advisability of taking legally available steps to resist or narrow such request or requirement, and (c) assist the Employer in seeking a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained or that the Employer waives compliance with the provisions hereof, the Employee shall not be liable for such disclosure unless disclosure to any such tribunal was caused by or resulted from a previous disclosure by the Employee not permitted by this Agreement.

2. INTELLECTUAL PROPERTY OF EMPLOYER

During the Term, the Employee shall promptly disclose to the Employer or any successor or assign, and grant to the Employer and its successors and assigns without any separate remuneration or compensation other than that received by him in the course of his employment, his entire right, title and interest in and to any and all inventions, developments, discoveries, models, or any other intellectual property of any type or nature whatsoever (“Intellectual Property”), whether developed by him during or after business hours, or alone or in connection with others, that is in any way related to the business of the Employer, its successors or assigns. This provision shall not apply to books or articles authored by the Employee during non-work hours, consistent with his obligations under this Agreement, so long all such books or articles (a) are not funded in whole or in party by the Employer, and (b) do not contain any Confidential Information or Intellectual Property of the Employer. The Employee agrees, at the Employer's expense, to take all steps necessary or proper to vest title to all such Intellectual Property in the Employer, and cooperate fully and assist the Employer in any litigation or other proceedings involving any such Intellectual Property.

3. NON-COMPETITION BY EMPLOYEE AND RESTRICTIVE COVENANT

During the Term and for a period of nine (9) calendar months after the termination of the Employee’s employment for any reason (the “Restricted Period”), the Employee shall not, directly or indirectly, either as a principal, agent, employee, employer, stockholder, partner or in any other capacity whatsoever: engage or assist others who engage, in whole or in part, in any business or enterprise that is directly competitive with (x) the business that the Company engaged in during the period of the Employee's employment with the Company, currently net leased real estate investments, or (y) any product, service or business as to which the Company has actively begun preparing to develop at the time of Employee's separation from the Company.

During the Term and the Restricted Period, the Employee shall not, directly or indirectly, either as a principal, agent, employee, employer, stockholder, partner or in any other capacity whatsoever: (a) have any contact with any investor, advisor or registered financial representative which was an investor, or advisor or registered financial representative of an investor, of the Company during the period of my employment or which the Company was actively pursuing as a potential investor, advisor or registered financial representative of a potential investor at the time my employment terminates, for the purpose of pursuing activities with that investor, advisor or registered financial representative which are competitive with or similar to the relationship between the Company and that investor, or (b) without the prior consent of the Board, employ or solicit the employment of, or assist others in employing or soliciting the employment of, any individual employed by the Company at any time while the Employee was also employed.

Nothing in this Section 3 shall prohibit Employee from making any passive investment in a public company, or where he is the owner of five percent (5%) or less of the issued and outstanding voting securities of any entity, provided such ownership does not result in his being obligated or required to devote any managerial efforts. The Employee agrees to secure prior written consent from the Chief Compliance Officer of the Company for any outside business activity described in the Written Supervisory Procedures.

The Employee agrees that the restraints imposed upon him pursuant to this Section 3 are necessary for the reasonable and proper protection of the Company and its subsidiaries and affiliates, and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The parties further agree that in the event that any provision of this Section 3 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too greatly a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

4. EMPLOYER PROPERTY

Employee shall be responsible for the safekeeping of any equipment or property provided by Employer, including but not limited to furniture, supplies, records, documents, cellular phones, laptop computers, desktop computers, printers, fax machines, answering machines, computer software, manuals, etc., and shall reimburse Employer or replace the equipment or property if any is lost or stolen while in Employee's possession.

Upon termination of Employee's employment with Employer, Employee shall turn over to Employer upon demand all such equipment and property provided by Employer. Employee must also return to Employer all Employer files, records and keys issued.

5. INJUNCTIVE RELIEF

Employee and Employer agree that any breach by Employee of the covenants and agreements contained in any Section of this Agreement will result in irreparable injury to Employer for which money damages could not adequately compensate Employer and therefore, in the event of any such breach, Employer shall be entitled (in addition to any other rights or remedies which Employer may have at law or in equity, including money damages) to have an injunction issued by any competent court of equity enjoining and restraining Employee and/or any other person involved therein from continuing such breach. If Employer resorts to the courts for the enforcement of any of the covenants or agreements contained herein, or if such covenants or agreements are otherwise the subject of litigation between the parties, Employee shall be liable for Employer's reasonable attorneys' fees and legal expenses, and then any limiting term of such covenants and agreements shall be extended for a period of time equal to the period of such breach, which extension shall commence on the later of (a) the date of which the original (unextended) term of such covenants and agreements is scheduled to terminate or (b) the date that the final court (without further right of appeal) enforces such covenant or agreement.

6. CONTINUING EFFECT OF OTHER PROVISIONS IN EVENT OF PARTIAL INVALIDITY

Employee further agrees that a breach of any agreement, whether written or oral, between Employer and Employee or any other actionable conduct by Employee, or any defense, set-off or counterclaim by Employee against Employer, or any other related rights Employee has against Employer will have no effect on any or all of the terms and provisions of the restrictive covenants and other agreements contained herein or on their enforceability and validity. If any portion of the covenants or agreements contained in this Agreement, or the application thereof, is construed to be invalid or unenforceable then the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions. If any covenant or agreement therein is held to be unenforceable because of the area covered or the duration thereof, such covenant or agreement shall then be enforceable in its reduced form. If any of the provisions hereof violate or contravene the applicable laws of any jurisdiction, such provisions shall be deemed not to be a part of this Agreement with respect to such jurisdiction only, and the remainder of this Agreement shall remain in full force and effect in such jurisdiction and this entire Agreement shall remain in full force and effect in all other jurisdictions.

7. BENEFIT TO SUCCESSORS OF EMPLOYER AND APPLICABLE LAW

This Agreement shall inure to the benefit of Employer and its successors and assigns. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, Employer shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements if Employer prevails in such action. This Agreement shall be construed and enforced in accordance with the laws of the New York State. If required by the context of this Agreement, singular language shall be construed as plural, plural language shall be construed as singular, and the gender of personal pronouns shall be construed as masculine, feminine or neuter. This Agreement supplements and does not supersede and is in no way in diminution of any other agreements(s), entered into by Employee regarding the subject matter hereof or containing provisions the same as or similar in nature hereto, and this Agreement and all such agreements shall remain in full force and effect, independent of one another, and the provisions most restrictive to Employee of this Agreement and all such agreements shall be the controlling provisions that are applicable to Employee.

Employee represents, warrants and covenants that employee is not a party to or bound by any agreement with any third person or entity and/or is not otherwise bound by law which would in any way restrict, inhibit or limit Employee's ability to fully render and perform all services requested by Employer, including but not limited to, fully contacting and dealing with all customers and suppliers in all marketplaces, fully advising Employer about processes and methods, fully using and disclosing all information about suppliers, customers, processes and methods of which Employee may have knowledge, and keeping Employer fully informed of such, and/or which would in any way restrict, inhibit or limit Employee’s ability to fully compete with any third person or entity seeking in any way to restrict, inhibit or limit Employee from fully rendering and performing all services requested by Employer, including but not limited to, those set forth above, and/or seeking damages as a result thereof. Employee hereby agrees to indemnify and hold harmless Employer from any and all claims, liabilities, losses, damages and/or expenses with respect thereto including but not limited to reasonable attorneys' fees. Employee hereby acknowledges that he fully understands that Employer's employment of Employee is conditioned upon Employee's ability to fully render and perform all services requested of him without any restriction, hindrance or limit by any third person or entity.

IN WITNESS WHEREOF, Employee has executed this Agreement with intent to be legally bound as of the day and year first above written.

EMPLOYEE:

/s/ Gavin Brandon
By: Gavin Brandon